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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Charles River Laboratories International, Inc. on Form S-4 of our report dated February 20, 2004, appearing in the Annual Report on Form 10-K of Inveresk Research Group, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Edinburgh, United Kingdom

September 15, 2004